Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ann Peng, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Universal Global Hub Inc. on Form 10-K for the fiscal year ended December 31, 2022, as amended by this Amendment No. 1 to the Annual Report on Form 10-K, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Universal Global Hub Inc. at the dates and for the periods indicated.

Date: August 22, 2023	By:	/s/ Ann Peng
Ann Peng
Interim Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Universal Global Hub Inc. and will be retained by Universal Global Hub Inc. and furnished to the Securities and Exchange Commission or its staff upon request.